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                                                                      EXHIBIT 99

             (LETTERHEAD OF NEWPARK RESOURCES, INC. APPEARS HERE)


FOR IMMEDIATE RELEASE


                  NEWPARK RESOURCES AND PENHALL INTERNATIONAL
                           AGREE TO TERMINATE MERGER

NEW ORLEANS, August 2, 1995 Newpark Resources, Inc. (NASDAQ: NPRS) and Penhall International announced today that they have mutually agreed to terminate their proposed merger originally announced on July 18, 1995.

The two companies said they intend jointly to pursue areas of synergy between them which they have identified, especially in the industrial waste market.

Newpark Resources provides integrated environmental and oilfield services to the natural gas exploration and production industry.



For further information contact:

    Company                              New York
    -------                              --------

Matthew W. Hardey                        Ron Hengen
Vice President of Finance                R.F. Hengen, Inc.
Newpark Resources, Inc.                  47 Maple Street (L-12)
11 Lakeway Center                        Summit, New Jersey 07901
3850 N. Causeway, Suite 1770             (908) 277-1311
Metairie, Louisiana 70002
(504) 838-8222